Exhibit 99.1

Item 6.  Selected Financial Data

Note: The information contained in this Item has been updated to reflect the retrospective adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” effective January 1, 2009 (discussed in Note 1 to the consolidated financial statements).  This accounting pronouncement required retrospective application.  The impact of the application of this standard is reflected in the tables below.

The following selected consolidated financial data of the Company’s five most recent years ended December 31, 2008 should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data.” The Statement of Operations data set forth below with respect to the three years in the period ended December 31, 2008 and the Balance Sheet data as of December 31, 2008 and 2007, are derived from the Company’s audited financial statements included elsewhere in this document. The Statement of Operations data for the years ended December 31, 2005 and 2004 and the Balance Sheet data as of December 31, 2006, 2005 and 2004 are derived from audited consolidated financial statements not included herein.  As previously discussed, all periods presented have been reclassified to account for the sale of the Groupe Novasep segment, the sale of the Electronics business, excluding the European wafer reclaim business, and the sale of the pool and spa chemicals business as discontinued operations.

	Year Ended December 31,
($ in millions, except per share data; shares in thousands)	2008	2007	2006	2005	2004
Statement of operations data:
Net sales:
Specialty Chemicals	$1,232.6	$1,082.9	$918.3	$842.0	$321.1
Performance Additives	835.6	798.5	724.8	648.9	586.0
Titanium Dioxide Pigments	534.8	442.9	409.1	399.2	162.2
Advanced Ceramics	505.9	452.5	389.6	369.6	146.3
Specialty Compounds	261.5	276.6	251.0	237.5	200.4
Corporate and other	9.7	11.8	21.9	24.4	28.0
Total net sales	3,380.1	3,065.2	2,714.7	2,521.6	1,444.0
Cost of products sold	2,365.8	2,089.1	1,859.0	1,723.4	1,047.2
Gross profit	1,014.3	976.1	855.7	798.2	396.8
Selling, general and administrative expenses	661.3	597.6	540.4	481.6	276.9
Impairment charges (1)	809.5	—	2.2	0.4	11.0
Restructuring and other severance costs (2)	35.3	12.0	4.9	15.2	1.1
Management services agreement termination fee (3)	—	—	—	10.0	—
Gain on sale of assets and other (4)	(2.4)	(4.7)	(0.3)	(4.4)	—
Operating (loss) income	(489.4)	371.2	308.5	295.4	107.8
Other expenses, net:
Interest expense (5)	(231.1)	(219.3)	(199.9)	(221.5)	(165.0)
Interest income	6.0	11.5	2.4	9.9	2.0
Gain (loss) on early extinguishment of debt (6)	4.0	(18.6)	—	(26.2)	—
Refinancing expenses (7)	—	(0.9)	—	(1.0)	(27.0)
Foreign exchange (loss) gain (8)	(32.3)	7.8	8.6	112.2	(124.8)
Other, net (9)	0.7	—	1.8	2.6	(2.8)
Other expenses, net	(252.7)	(219.5)	(187.1)	(124.0)	(317.6)
(Loss) income from continuing operations before taxes	(742.1)	151.7	121.4	171.4	(209.8)
Income tax (benefit) provision	(23.9)	62.3	61.3	55.6	21.4
(Loss) income from continuing operations	(718.2)	89.4	60.1	115.8	(231.2)
Income (loss) from discontinued operations, net of tax (10)	3.3	25.3	48.1	(23.0)	15.1
Gain on sale of discontinued operations, net of tax (11)	42.9	210.4	—	—	—
Net (loss) income	(672.0)	325.1	108.2	92.8	(216.1)
Net loss (income) attributable to noncontrolling interest (12)	83.6	(8.0)	(5.2)	3.0	—
Net (loss) income attributable to Rockwood Holdings, Inc.	$(588.4)	$317.1	$103.0	$95.8	$(216.1)

Amounts attributable to Rockwood Holdings, Inc.:
(Loss) income from continuing operations	$(634.6)	$81.5	$60.1	$115.8	$(231.2)
Income (loss) from discontinued operations	46.2	235.6	42.9	(20.0)	15.1
Net (loss) income	$(588.4)	$317.1	$103.0	$95.8	$(216.1)

(Loss) income from continuing operations attributable to Rockwood Holdings, Inc. applicable to common shareholders - basic and diluted (13)	$(634.6)	$81.5	$60.1	$111.5	$(235.4)
Net (loss) income attributable to Rockwood Holdings, Inc. applicable to common shareholders - basic and diluted (13)	$(588.4)	$317.1	$103.0	$91.5	$(220.3)

(Loss) earnings per share attributable to Rockwood Holdings, Inc. (14):
Basic (loss) earnings per share attributable to Rockwood Holdings, Inc.:
(Loss) earnings from continuing operations	$(8.58)	$1.10	$0.81	$1.89	$(7.12)
Earnings (loss) from discontinued operations, net of tax	0.63	3.20	0.59	(0.34)	0.46
Basic (loss) earnings per share	$(7.95)	$4.30	$1.40	$1.55	$(6.66)
Weighted average number of shares outstanding	73,983	73,817	73,782	59,133	33,054
Diluted (loss) earnings per share attributable to Rockwood Holdings, Inc:
(Loss) earnings from continuing operations	$(8.58)	$1.07	$0.80	$1.86	$(7.12)
Earnings (loss) from discontinued operations, net of tax	0.63	3.09	0.57	(0.34)	0.46
Diluted (loss) earnings per share	$(7.95)	$4.16	$1.37	$1.52	$(6.66)
Weighted average number of shares outstanding	73,983	76,279	75,044	60,002	33,054

Cash flow data:
Net cash provided by operating activities	$296.6	$368.5	$302.6	$257.6	$162.3
Net cash (used in) provided by investing activities	(295.5)	377.6	(248.8)	(276.6)	(2,232.9)
Net cash provided by (used in) financing activities	104.7	(411.8)	(102.7)	8.9	2,134.4
Effect of exchange rate changes on cash	12.8	(10.3)	(13.8)	1.0	5.6
Net increase (decrease) in cash and cash equivalents	$118.6	$324.0	$(62.7)	$(9.1)	$69.4

	Year Ended December 31,
($ in millions)	2008	2007	2006	2005	2004
Other data:
Depreciation and amortization	$258.9	$211.7	$174.4	$156.7	$90.3
Capital expenditures, excluding capital leases	224.0	193.2	165.1	159.4	73.9
EBITDA (15)	(258.1)	571.2	493.3	539.7	43.5
Non-cash charges and (gains) included in EBITDA (16)	841.8	(3.7)	(6.4)	(98.8)	149.9
Other special charges included in EBITDA (17)	55.2	34.9	19.0	38.3	79.7

	As of December 31,
($ in millions)	2008	2007	2006	2005	2004
Balance sheet data:
Cash and cash equivalents	$468.7	$350.1	$27.7	$100.5	$91.3
Working capital (18)	987.5	818.3	857.1	779.1	934.3
Property, plant and equipment, net	1,752.2	1,508.5	1,296.3	1,156.8	1,236.8
Total assets	5,177.3	5,514.9	5,219.9	4,816.5	5,388.6
Total long-term debt, including current portion	2,811.2	2,581.4	2,838.7	2,761.2	3,280.5
Redeemable convertible preferred stock	—	—	—	—	34.3
Stockholders’ equity	1,138.9	1,746.9	1,154.1	859.9	655.2

(1)                As part of our annual goodwill impairment review, we recorded a goodwill impairment charge of $809.5 million in the fourth quarter of 2008 (See Note 7, “Goodwill,” for further details).  We recorded impairment charges of $2.2 million related to the write-down of property, plant and equipment in 2006 within our Specialty Chemicals segment and $0.4 million related to the write-down of property, plant and equipment in 2005 within our Performance Additives segment. As part of our impairment testing in 2004, we determined that there were goodwill impairments of $4.0 million in the wafer reclaim business in our former Electronics segment. We also determined that there was a property, plant and equipment impairment of $7.0 million in 2004 in the wafer reclaim business in our former Electronics segment.

(2)                Restructuring and other severance costs include certain expenses incurred in connection with severance charges and asset write-offs related to consolidations and cessations of certain of our operations.  In 2008, we recorded $35.3 million of restructuring and other severance costs primarily related to headcount reductions throughout the Company.  See Note 16, “Restructuring And Other Severance Costs,” for further details.

(3)                In connection with the IPO, we recorded an expense of $10.0 million in the third quarter of 2005 to terminate the management services agreement with affiliates of KKR and DLJMB.

(4)                We recorded net gains of $2.4 million, $4.7 million, $0.3 million and $4.4 million for the years ended December 31, 2008, 2007, 2006 and 2005, respectively, related to asset sales. The gain recorded for the year ended December 31, 2008 primarily relates to the sale of land that was acquired as part of the acquisition of Dynamit Nobel in 2004, partially offset by the liquidation of a joint venture in the Titanium Dioxide Pigments segment. The gain recorded for the year ended December 31, 2007 primarily relates to the sale of the U.S. wafer reclaim business that was part of the former Electronics segment.

(5)                For the years ended December 31, 2008, 2007, 2006, 2005 and 2004, interest expense included (losses) gains of $(51.5) million, $(32.2) million, $7.2 million, $22.4 million and $6.0 million, respectively, representing the movement in the mark-to-market valuation of our interest rate and cross-currency swaps for the periods. In addition, for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, interest expense, net includes $9.6 million, $9.2 million, $9.5 million, $10.6 million and $7.2 million, respectively, of amortization expense related to deferred financing costs.

(6)                In the fourth quarter of 2008, we redeemed €11.0 million of our 2014 Notes at a discount and recorded a gain of $4.0 million. In the second quarter of 2007, we paid a redemption premium of $14.5 million and wrote off $4.1 million of deferred financing costs associated with the redemption of the 2011 Notes on May 15, 2007. In the third quarter of 2005, we paid a redemption premium of $13.2 million to redeem long-term debt and wrote off $13.0 million of deferred financing costs associated with the debt repaid in connection with the IPO.

(7)                In March 2007, we expensed $0.9 million related to the fourth amendment of the senior secured credit agreement to refinance all outstanding borrowings under the tranche F term loans with new tranche G term loans. In December 2005, we expensed $1.0 million in connection with the third amendment under the senior secured credit facilities. In 2004, we wrote off $27.0 million of deferred financing costs in connection with debt repayment and refinancing.

(8)                Foreign exchange (loss) gain represents the translation impact on non-operating euro denominated transactions and intercompany financing arrangements. In 2004, this amount also included a $10.9 million mark-to-market realized loss on foreign currency derivative agreements that we entered into in connection with the Dynamit Nobel Acquisition.

(9)                The Company recorded $1.8 million of income in 2006 primarily related to the correction of an error related to a previously unrecorded asset in the Titanium Dioxide Pigments segment. The effect of this adjustment to our consolidated financial statements for the year ended December 31, 2005 is not material. In 2005, we recorded $2.6 million of income primarily related to the reversal of a bad debt reserve of $2.9 million related to a note receivable from the buyer in connection with the sale of a business by Dynamit Nobel prior to the Dynamit Nobel Acquisition for which the cash was collected from the buyer in 2005. In 2004, the loss of $2.8 million primarily relates to a stamp duty tax paid on certain assets transferred in the United Kingdom in connection with the KKR Acquisition.

(10)          As noted above, we sold our Groupe Novasep subsidiary in January 2007, our Electronics business, excluding our European wafer reclaim business, in December 2007 and our pool and spa chemicals business in October 2008.  The results of these businesses have been accounted for as discontinued operations in the accompanying Consolidated Statements of Operations for all periods presented (see Note 2, “Discontinued Operations,” for further details).

An impairment charge of $44.7 million was recorded in 2005 primarily related to the write-down of property, plant and equipment in conjunction with the downsizing of the Rohner facility within our former Groupe Novasep segment. In addition, in March 2006, we sold Rohner AG and recorded a pre-tax loss of $11.5 million.  These items were recorded in discontinued operations.

(11)          Primarily related to a gain of $40.5 million (net of tax) in 2008 on the sale of the pool and spa chemicals business and gains in 2007 of $115.6 million (net of tax) on the sale of Groupe Novasep and $94.8 million (net of tax) on the sale of the Electronics business.

(12)          Noncontrolling interest represents the total of the noncontrolling party’s interest in certain investments (principally the Viance, LLC joint venture and the Titanium Dioxide Pigments venture).  In 2008, noncontrolling interest includes the goodwill impairment charge recorded in the Titanium Dioxide Pigments venture.  For the years ended December 31, 2007, 2006 and 2005, noncontrolling interest of $(0.1) million, $(5.2) million and $3.0 million, respectively, includes noncontrolling interest in discontinued operations related to the Groupe Novasep subsidiary.

(13)          Represents the net income (loss) attributable to Rockwood Holdings, Inc. applicable to common shareholders after reducing net income (loss) by the amount of accumulated and unpaid dividends and the accretion to the redemption value of the redeemable convertible preferred stock for the respective period. See Note 14, “Earnings Per Share.”

(14)          Net earnings (loss) per share attributable to Rockwood Holdings, Inc. is calculated by dividing net income (loss) attributable to Rockwood Holdings, Inc. applicable to common shareholders by the weighted average shares outstanding.

(15)          EBITDA is defined as net income (loss) attributable to Rockwood Holdings, Inc. plus interest expense, net, income tax provision (benefit) and depreciation and amortization. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income (loss) attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

The amounts shown for EBITDA differ from the amounts calculated under the definition of consolidated EBITDA used in our debt agreements. The definition of EBITDA used in our debt agreements permits further adjustments for certain cash and non-cash charges and gains; the indenture governing the 2014 Notes and the facility agreement governing the Titanium Dioxide Pigments venture exclude certain adjustments permitted under the senior secured credit agreement. Consolidated EBITDA as adjusted (“Adjusted EBITDA”) is used in our debt agreements to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain payments. In addition to covenant compliance, our management also uses Adjusted EBITDA to assess our operating performance and to calculate performance-based cash bonuses and determine whether certain performance-based stock options vest, as both such bonuses and options are tied to Adjusted EBITDA targets. For a discussion of the adjustments, uses and the limitations on the use of Adjusted EBITDA, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Which Affect Our Results of Operations—Special Note Regarding Non-GAAP Financial Measures.”

The following table sets forth a reconciliation of net income (loss) to EBITDA for the periods indicated:

	Year Ended December 31,
($ in millions)	2008	2007	2006	2005	2004
Net (loss) income attributable to Rockwood Holdings, Inc.	$(588.4)	$317.1	$103.0	$95.8	$(216.1)
Net (loss) attributable to noncontrolling interest (a)	(83.6)	8.0	5.2	(3.0)	—
Net (loss) income	(672.0)	325.1	108.2	92.8	(216.1)
(Income) loss from discontinued operations, net of tax	(3.3)	(25.3)	(48.1)	23.0	(15.1)
Gain on sale of discontinued operations, net of tax	(42.9)	(210.4)	—	—	—
(Loss) income from continuing operations	(718.2)	89.4	60.1	115.8	(231.2)
Income tax (benefit) provision	(23.9)	62.3	61.3	55.6	21.4
Interest expense	231.1	219.3	199.9	221.5	165.0
Interest income	(6.0)	(11.5)	(2.4)	(9.9)	(2.0)
Depreciation and amortization	258.9	211.7	174.4	156.7	90.3
EBITDA	$(258.1)	$571.2	$493.3	$539.7	$43.5

(a)                Noncontrolling interest represents the total of the noncontrolling party’s interest in certain investments (principally the Viance, LLC joint venture and the Titanium Dioxide Pigments venture).

(16)          EBITDA, as defined above, contains the following non-cash charges and gains for which we believe adjustment is permitted under our senior secured credit agreement, each of which is described under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Which Affect Our Results of Operations—Special Charges and Credits”:

	Year Ended December 31,
($ in millions)	2008	2007		2006	2005		2004
Impairment charges	$809.5	$—		$2.2	$0.4		$11.0
Write-off of deferred debt issuance costs	—	4.1	(a)	—	13.0	(a)	25.0
Foreign exchange loss (gain)	32.3	(7.8)		(8.6)	(112.2)		113.9
	$841.8	$(3.7)		$(6.4)	$(98.8)		$149.9

(a)                Represents pre-tax charges of $4.1 million related to the write-off of deferred debt issuance costs associated with the redemption of the 2011 Notes in May 2007 and pre-tax charges of $13.0 million related to the write-off of deferred debt issuance costs associated with debt repaid with IPO proceeds in 2005.  These amounts are reported in “loss on early extinguishment of debt” in the Consolidated Statements of Operations.

(17)          In addition to non-cash charges and gains, our EBITDA contains the following other special charges and gains for which we believe adjustment is permitted under our senior secured credit agreement, each of which is described under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Which Affect Our Results of Operations—Special Charges and Credits”:

	Year Ended December 31,
($ in millions)	2008	2007	2006	2005	2004
Restructuring and other severance costs (a)	$35.3	$12.0	$5.3	$15.7	$1.1
Systems/organization establishment expenses	12.9	4.2	10.7	3.9	4.8
Acquisition and disposal costs	1.7	2.3	1.9	1.1	0.3
Stamp duty tax	—	—	—	—	4.0
Inventory write-up charges	6.9	5.7	1.1	—	53.8
Long-term debt redemption (discount) premium	(4.0)	14.5	—	13.2	—
Refinancing expenses	—	0.9	—	1.0	2.0
Management services agreement termination fee	—	—	—	10.0	—
Gain on sale of assets and other	(2.4)	(4.7)	(0.3)	(4.4)	—
Acquired in-process research and development	2.9	—	—	—	—
Foreign exchange loss on foreign currency derivatives	—	—	—	—	10.9
Other	1.9	—	0.3	(2.2)	2.8
	$55.2	$34.9	$19.0	$38.3	$79.7

(a)                Includes inventory write-downs of $0.4 million and $0.5 million recorded in cost of products sold for the years ended December 31, 2006 and 2005, respectively.

(18)          Working capital is defined as current assets less current liabilities.

The EBITDA amounts in the above tables do not include $1.8 million, $68.3 million, $51.9 million and $20.6 million for the years ended December 31, 2007, 2006, 2005 and 2004, respectively, of Adjusted EBITDA from the former Groupe Novasep segment which was sold on January 9, 2007; $37.6 million, $35.3 million, $28.9 million and $28.2 million for the years ended December 31, 2007, 2006, 2005 and 2004, respectively, of Adjusted EBITDA from the Electronics business sold on December 31, 2007; and $5.4 million, $12.0 million, $12.0 million, $10.9 million and $10.5 million for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, respectively, of Adjusted EBITDA from the pool and spa chemicals business sold on October 10, 2008.